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                      SECURITIES EXCHANGE AND COMMISSION


                           Washington, D. C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                     December 6, 2000, (November 27, 2000)


                          Evoke Communications, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


       000-31045                                           84-1407805
(Commission File Number)                      (IRS Employer Identification No.)


                1157 Century Drive, Louisville, Colorado 80027
             (Address of principal executive offices and Zip Code)


                                (800) 878-7326
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

Legal Proceedings

     From time to time, we have been subject to legal proceedings and claims in the ordinary course of business. On March 17, 2000, Evoke Software Corporation, a California corporation, filed a claim against us in the United States District Court for the Northern District of California, alleging trademark and service mark infringement, among other claims, such as trademark and service mark dilution and unfair competition. Evoke Software seeks punitive and compensatory damages, an injunction barring us from continuing to use the brand Evoke and attorneys' fees and costs. We believe that we have meritorious defenses to these claims and intend to defend against them. On May 10, 2000, we filed our answer to the complaint, denying all material allegations. On August 22, 2000, Evoke Software Corporation filed a motion for preliminary injunction seeking, among other things, to require us to immediately discontinue using the mark Evoke, the domain name evoke.com and the ticker symbol EVOK, pending a trial date set for May 7, 2001. On August 24, 2000, we filed a motion with the court for leave to file an amended answer to add affirmative defenses and counterclaims along with the amended answer, all of which were granted. On August 24, 2000, we also filed a motion to enforce a settlement agreement and related promises and to dismiss the complaint. At a hearing on our August 24, 2000 motion held on November 2, 2000, the judge partially denied our motion to enforce a settlement agreement and related promises. In a November 27, 2000 order (which we received on November 28, 2000), the judge issued a ruling on Evoke Software's preliminary injunction motion. In a detailed opinion, the judge denied the broad injunction requested by Evoke Software and allowed us to continue use of the name and mark Evoke Communications, the domain name evoke.com, and the ticker symbol EVOK, but ordered us to take the following steps: (1) bring our advertising campaign to an orderly halt within forty-five days, (2) post a very prominent disclaimer on the first page of our web page informing visitors that we are not affiliated with Evoke Software, (3) ensure that the word "evoke" does not appear alone on our website or invoices (or anywhere else) to identify us, but instead is accompanied by the word "communications" and (4) not name any new products or services with the word "evoke" and then a descriptive word for the product or service, although we may continue to call our existing products or services by their established brand names. The judge required that Evoke Software post a $5,000,000 bond to protect us in the event that the trial court rules in our favor. The judge also stayed the enforcement of the order until January 12, 2001 to allow us to appeal the order, provided we file a notice of appeal within ten days and diligently prosecute the appeal. In a separate order also dated November 27, 2000, the court denied the remaining portion of our motion to enforce a settlement agreement and related promises that we filed on August 2, 2000. The defense of this lawsuit has resulted in significant legal fees and expenses, and, as the case continues, will result in our incurring additional significant legal fees and expenses. We intend to file a notice of appeal of the preliminary injunction order by December 7, 2000, and seek clarification from the court regarding its meaning of the term "advertising campaign." Loss at trial, or a strict interpretation by the court of the term "advertising campaign", with no reversal or reduction upon appeal, or settlement of the dispute could result in substantial additional expenses and could substantially impair our business operations, materially and adversely affect our results of operations, diminish our goodwill among customers, employees and investors, and could
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adversely affect the market price of our common stock. This litigation is still at an early stage, and it is therefore not possible to predict the outcome of the litigation with any degree of certainty. Other than this matter, we are not currently involved in any material legal proceedings.

Item 7.  Financial Statements and Exhibits

(None required)


                                      2.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 6, 2000

                                 EVOKE COMMUNICATIONS, INC.

                                 By:  /s/ Terence G. Kawaja
                                    ----------------------------------
                                 Terence G. Kawaja
                                 Its: Executive Vice President and
                                      Chief Financial Officer